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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GAMING PARTNERS INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 9, 2008

To the Stockholders of Gaming Partners International Corporation:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Friday, May 9, 2008 9:00 a.m., Pacific Time
WHERE:	Gaming Partners International Corporation 1700 Industrial Road Las Vegas, Nevada 89102-2620
ITEMS OF BUSINESS:	•	Elect seven directors for terms expiring in 2009
	•	Approve amendments to our 1994 Directors' Stock Option Plan
	•	Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008
	•	Consider any other matters that may properly come before the Annual Meeting
RECORD DATE:	March 31, 2008
VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

        On the following pages, we provide answers to frequently asked questions about the Annual Meeting. A copy of the 2007 Annual Report on Form 10-K is enclosed.

By Order of the Board of Directors,

Gay A. Nordfelt
 Secretary

GAMING PARTNERS INTERNATIONAL CORPORATION

GAMING PARTNERS INTERNATIONAL CORPORATION
1700 Industrial Road
Las Vegas, Nevada 89102-2620
(702) 384-2425

PROXY STATEMENT

        This proxy statement is being furnished to our stockholders beginning on or about April 9, 2008, in connection with the solicitation of proxies by the Board of Directors of Gaming Partners International Corporation (the Company or GPIC), to be used at the Annual Meeting of Stockholders (the Annual Meeting) on May 9, 2008, at 1700 Industrial Road, Las Vegas, Nevada 89102-2620, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I voting on?

  The election of seven nominees to serve on our Board of Directors for terms expiring in 2009.

  The approval of amendments to our 1994 Directors' Stock Option Plan.

  The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

  Any other matters that may properly come before the Board of Directors.

What are the board's voting recommendations?

  Our Board of Directors recommends a vote FOR each of the seven director nominees.

  Our Board of Directors recommends a vote FOR the approval of amendments to our 1994 Directors' Stock Option Plan.

  Our Board of Directors recommends a vote FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

What is the vote required for each proposal?

  Once a quorum has been established, the following votes are required for approval of the respective matters:

  Directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. This means that the seven individuals receiving the largest number of votes will be elected as directors.

  The proposal to approve amendments to our 1994 Directors' Stock Option Plan will be approved by the stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

  The proposal to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm will be approved by the stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

Who can vote?

  Common stockholders of record as of the close of business on the record date are entitled to vote. The record date for the Annual Meeting is March 31, 2008. Each outstanding share of our common stock is entitled to one vote upon the proposals presented.

How do I vote?

        If you are the record holder of your shares, there are two ways to vote:

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  By completing and mailing the enclosed proxy card.

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  By written ballot at the Annual Meeting.

  If your shares are held by your broker as your nominee (that is, in street name), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares or obtain an authorization from your broker allowing you to vote your shares at the Annual Meeting in person or by proxy. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the Nasdaq Stock Market, Inc. (NASDAQ) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as "broker non-votes." The proposals discussed in this proxy statement are considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker.

What does it mean if I get more than one proxy?

  It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are voted.

What constitutes a quorum?

  As of the record date, March 31, 2008, there were 8,103,401 shares of our common stock outstanding. In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be represented in person or by proxy. This is known as a "quorum." Abstentions and shares which are the subject of broker non-votes will count toward establishing a quorum.

Can I change my vote?

  If you are the record holder of your shares, you can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

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  returning a later-dated proxy card; or

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  attending the meeting and voting your shares in person; or

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  notifying our Secretary by written revocation letter.

  Our Secretary is Gay A. Nordfelt. Any revocation should be filed with her at our corporate headquarters at 1700 Industrial Road, Las Vegas, Nevada, 89102-2620.

  If your shares are held in street name and you previously instructed your broker, bank or nominee on how to vote your shares, you will need to contact your broker, bank or nominee in order to change your vote.

  Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you directed. If no direction is given, the proxies will be voted as our Board of Directors recommends.

Who conducts the proxy solicitation?

  Our Board of Directors is soliciting these proxies. We will bear the cost of the solicitation of proxies. Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?

  Our Board of Directors will appoint one or more employees to serve as an Inspector of Election(s) to tabulate the voted proxies.

PROPOSAL 1—ELECTION OF DIRECTORS

        The current term of office of all of our directors expires at the 2008 Annual Meeting. Our Board of Directors has proposed the election of each nominee for a one-year term expiring at the 2009 Annual Meeting and until their respective successors have been duly elected and qualified. Directors will be elected by a plurality of the votes cast by the shares entitled to vote, as long as a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors.

        The nominees have consented to being nominated and to serve if elected. In the event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by our Board of Directors through the Nominating and Governance Committee.

Nominees for Election of Directors

        Elisabeth Carrette, 63, has been a director since January 2005. Mrs. Carrette is the President of the Supervisory Board of Holding Wilson, S.A., a privately-held French company that through its affiliates engages in consulting and food distribution. Holding Wilson, S.A. is the principal stockholder of the Company. For more than two decades, Mrs. Carrette has served on both the Executive and Supervisory Boards of Holding Wilson, S.A. and helped define the strategy of the group.

        Gerard P. Charlier, 69, has been a director and our President and Chief Executive Officer since September 2002. Mr. Charlier served as our Secretary from March 2003 until December 2006 and as our interim Chief Financial Officer from August 2006 to December 2006. Mr. Charlier has been President and Chief Executive Officer of GPI SAS since 1994 and President and Chief Executive Officer of the former Bud Jones Company from 2000 to 2002, when it merged into Gaming Partners International USA, Inc. Mr. Charlier worked from 1965 to 1968 for Cincinnati Milling Machine in Cincinnati, Ohio. Mr. Charlier worked for Booz Allen & Hamilton in London and Paris in 1968 and 1969. He then joined Peat Marwick Mitchell Management Consulting (now KPMG) in Paris in 1969 where he became Partner in 1975 and acted as Partner in Charge of the German Management Consulting Department from 1978 to 1982. From 1982 to 1985, Mr. Charlier served as Vice President of International Development of Dexi International, a French company specializing in the manufacture of cosmetic products distributed by party plans. From 1985 to 1988 and again from 1991 to 1994, Mr. Charlier was an independent management consultant for G.C. Management, a firm that he owned. Between 1988 and 1991, Mr. Charlier served as the General Manager in France of Arthur D. Little, a management consulting firm based in Cambridge, Massachusetts. Mr. Charlier holds a mechanical engineering degree from Ecole Nationale d'Arts et Métiers in Paris (1962), a Master of Science in Electrical Engineering from Stanford University, California (1963) and a Master of Business Administration from INSEAD in Fontainebleau, France (1968).

        Eric P. Endy, 53, has been a director since our inception in 1993. Mr. Endy was our Executive Vice President from September 2002 to March 2003, and served as a consultant to us from April 2003 to September 2007. He served as our Secretary from May 1984 to March 2003, Chairman of the Board and Chief Executive Officer from November 1998 to September 2002, President from January 1994 to September 2002 and Treasurer from July 2001 to September 2002. From May 1998 to July 1998, Mr. Endy was our Treasurer and from January 1994 to July 1995, Mr. Endy was our Chief Operating Officer. Mr. Endy was Chairman of the Board, President and Chief Executive Officer of the former Paul-Son Gaming Supplies from November 1998 to September 2002, and Executive Vice President and General Manager of the former Paul-Son Gaming Supplies from July 1990 to November 1998.

        Alain Thieffry, 52, has been a director since September 2002. Mr. Thieffry has served as President of the Executive Board of Holding Wilson, S.A. since February 2002. He has been an executive officer of Holding Wilson, S.A. since 1984. Since 2003, Mr. Thieffry has also served as Chief Executive Officer of

DeRoche, S.A., a wholly-owned subsidiary of Holding Wilson, S.A. Mr. Thieffry holds Masters of Law and Business Administration and the equivalent of a CPA license in France.

        Robert J. Kelly, 52, has been a director since February 2006. Mr. Kelly received a Master in Business Administration from Harvard in 1986 and an engineering degree from Princeton in 1977. Since 2000, Mr. Kelly has been the founder, patent holder and primary stockholder of EarthSource Inc., Raynham, Massachusetts, a waste-water treatment plant. He is also a civil engineer and responsible for designing the EarthSource process and managing its operations. From 1994 to 2000, Mr. Kelly worked with LFR, Inc., an environmental engineering company and affiliate of Holding Wilson, S.A., our principal stockholder. Prior to 1994, Mr. Kelly worked as a Division Manager for OHM Corporation, a publicly-traded company that provides technology-based, on-site hazardous waste remediation environmental services, and as a Field Service Manager at IT Corporation, a publicly-traded company in the environmental engineering business, providing environmental consulting, engineering and construction and remediation services.

        Charles R. Henry, 70, has been a director since June 2006. He was appointed to the Board of Directors to fill the vacancy that resulted from the resignation of Benoit Aucouturier. Mr. Henry is a retired two-star general, with 41 years of leadership experience, a distinguished military career and an advanced law degree. He is currently the President of CRH, Inc., a consulting firm specializing in defense acquisition issues. From 2005 to 2007, he was the Chief Operating Officer and, from 1994 to 2007, a board member of CEG Company in Rico Rica, Arizona, a leading producer of wiring harnesses for military vehicles. Prior to that, he was a consultant in Washington D.C. for various companies on defense issues. In 2001, he was also appointed Chief Executive Officer and President of the National Veterans Business Development Corporation, part of Public Law 106-50, which was created by Congress. From 1997 to 2001, Mr. Henry served as President of LFR Levine Fricke, an environmental management and consulting firm, which is an affiliate of Holding Wilson, S.A., our principal stockholder. Mr. Henry holds an undergraduate degree in economics from Middle Tennessee State University; he is a graduate of the United States Army War College and the United States Army Command and General Staff College; he holds a J.D. and a L.L.M. degree from Woodrow Wilson Law School.

        Martin A. Berkowitz, 59, has been a director since August 2007. He is currently Chief Financial Officer of ChildNet, Inc, a community-based non-profit corporation that administers foster care and adoptive services for Broward County, Florida. From 2006 to 2007, he was a consultant in the areas of financial management and business development. He was Chief Financial Officer for the Miami-Dade County Public Schools in 2005 and 2006. From 2002 to 2004, Mr. Berkowitz held the positions of Senior Vice President and Chief Financial Officer, then President and Chief Executive Officer of the National Veterans Business Development Corporation. He retired as Senior Vice President from Prudential Financial in 2000 following a twenty-five year career where he served as Comptroller of the individual insurance unit, Chief Financial Officer of the investment management business unit, and the Corporate Comptroller. He played a major role in the conversion of Prudential from a mutual insurance company to a public shareholder-owned company. Mr. Berkowitz earned his Bachelor of Business Administration in Accounting from the University of Massachusetts, Amherst in 1970 and his Master of Business Administration from St. John's University in 1975. He has attended executive programs at the University of Michigan, Stanford University and Harvard University.

Board of Directors and Committees of the Board

        Our business affairs are conducted under the direction of our Board of Directors. The role of our Board of Directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors. Our Board of Directors strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner.

        The Board of Directors has determined that the following directors meet the standards of independence under the applicable NASDAQ listing standards: Martin A. Berkowitz, Charles R. Henry and Robert J. Kelly.

        The framework for our corporate governance is provided by: (a) Nevada corporate law, (b) our Articles of Incorporation and our Bylaws, (c) charters of our board committees, and (d) our codes of ethics and conduct. In addition, we are governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the federal securities laws and the rules of the Securities and Exchange Commission (SEC), and the listing requirements and rules of NASDAQ, where our common stock is listed.

        During fiscal 2007, our Board of Directors held four regular meetings and five special teleconference meetings. Each director attended at least 75% of the board meetings and committee meetings during the period he/she served as a member. Our non-management directors held four executive sessions during fiscal 2007. We encourage our directors to attend our annual meetings of stockholders. Six of our directors attended our 2007 Annual Meeting.

        Mrs. Carrette and Mr. Endy have determined that as a result of the first right of refusal between them in connection with the holding of our equity securities that they are acting as a group within the meaning of Section 13(d)(3) of the Securities Act of 1933, as amended (the Securities Act). Mrs. Carrette and Mr. Endy each have publicly filed Schedules 13D reporting the existence of a group between them. As a group, Mrs. Carrette and Mr. Endy beneficially own more than 50% of our voting power. As a result, our Board of Directors has determined that we are a "controlled company" and are therefore exempt from certain of the NASDAQ rules, including requirements for a majority independent board and independent compensation and nominating committees.

        Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating and Governance Committee. The charters for our Audit Committee, our Compensation Committee and our Nominating and Governance Committee, as well as our Code of Ethics and Code of Conduct, are available on our website at www.gpigaming.com. These documents are also available in print to any stockholder upon request. We may revise these policies from time to time and will promptly post revisions on our website. No charter has been adopted for our Compliance Committee.

        The Audit Committee, a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the Exchange Act) assists our Board of Directors in overseeing the accounting and financial reporting processes of the Company and audits of our financial statements, including the integrity of our financial statements, compliance with legal and regulatory requirements, our independent public accountants' qualifications and independence, the performance of our internal audit function and independent public accountants, and such other duties as may be directed by our Board of Directors. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the "independence" requirements of the SEC and NASDAQ for audit committee members. The current members of the Audit Committee are Mr. Kelly, who is the committee chair, Mr. Henry and Mr. Berkowitz. The Board of Directors has determined that each of the current members of the Audit Committee satisfies the above-referenced independence requirements. Our Board of Directors believes that each member of the Audit Committee is able to read and understand financial statements, and that at least one of the members has past employment experience or background which results in his financial sophistication. The Board of Directors believes that Mr. Berkowitz qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of SEC Regulation S-K. Our Audit Committee met nine times in fiscal 2007.

        The Compensation Committee discharges the responsibilities of our Board of Directors relating to compensation of the Company's executive officers and directors. The Compensation Committee's responsibilities include:

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  establishing and reviewing the overall corporate policies, goals and objectives for the compensation of the Company's chief executive officer and other executive officers, including a review of the relationship of executive compensation to corporate performance and relative stockholder return, compensation at comparable companies, past years compensation to executives, tax and accounting treatment and other relevant factors;

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  evaluating the performance of the Company's chief executive officer and other executive officers in light of the corporate goals and objectives and, based on that evaluation, determining the compensation of the chief executive officer and other executives officers, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, and determine the appropriate allocation among individual elements in light of the corporate goals and the performance evaluation; and

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  making recommendations to the Company's Board of Directors regarding the salaries, benefits and other compensation of the Company's non-employee directors, committee chairpersons, and committee members.

        The Compensation Committee administers our 1994 Long-Term Incentive Plan, as amended (Incentive Plan). The Incentive Plan expired on January 30, 2004, except as to the stock options outstanding on that date. Commencing in June 2007, the Compensation Committee also administers the 1994 Directors' Stock Option Plan, as amended (Directors' Plan), but it has no discretion to determine or vary any matters which are fixed under the terms of the plan. All actions and decisions of the Compensation Committee under the Directors' Plan (other than grants of non-discretionary options) are subject to approval by our Board of Directors. The current members of the Compensation Committee are Mr. Theiffry, who is the committee chair, Mr. Kelly and Mr. Berkowitz. Our Compensation Committee met six times in fiscal 2007. Until June 2007, the Directors' Plan was administered by the Directors' Plan Committee. The Directors' Plan Committee consisted of Gerard P. Charlier and Eric P. Endy. During fiscal 2007, the Directors' Plan Committee did not meet but took action by written consent.

        The Compliance Committee is responsible for identifying and evaluating any situations involving us or our affiliates, which may have a negative effect upon the objectives of gaming control. The Compliance Committee currently consists of Messrs. Charlier and Kelly and Ms. Laura McAllister Cox, our Chief Legal and Gaming Compliance Officer. The Compliance Committee held three meetings during fiscal 2007. The Compliance Committee reports to our Board of Directors and advises our Board of Directors, after investigation, of activities that might be inappropriate. Among other things, our Chief Legal and Gaming Compliance Officer determines that all transactions involving gaming supplies and gaming equipment are with appropriately licensed casinos, distributors and vendors and reports to the committee regarding matters which may include, but are not limited to, material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by us or our affiliates other than for our or the affiliate's benefits. Additionally, the committee requires that appropriate background checks be conducted on several categories of persons, including, but not limited to, stockholders holding a 5% or more beneficial ownership interest, officers, directors, lenders, vendors, customers, partners, joint ventures and lobbyists. The committee reviews political contributions as to compliance with law, annually reviews the list of our stockholders, and may require review of foreign entities with which we do business.

        The Nominating and Governance Committee, which currently consists of Messrs. Kelly, Henry and Berkowitz is responsible for identifying qualified candidates to be presented to our Board of Directors for nomination as directors, select, or recommend that the Board of Directors select, director nominees for the next Annual Meeting, and assisting our Board of Directors in carrying out its responsibilities relating to our corporate governance practices. Our Nominating and Governance Committee met one time in fiscal 2007. Each of the current members of the Nominating and Governance Committee qualifies as an "independent" director as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

        The Nominating and Governance Committee will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for directors must be delivered not less than 120 days prior to the first anniversary of the date of the prior year's Annual Meeting. Nominations shall set forth (i) the name and address of the stockholder proposing the nomination, (ii) the number of shares of stock held of record and beneficially by such stockholder, (iii) a representation that the stockholder is a beneficial or record owner of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected, (v) a brief description of the proposed nominee's business experience for the previous five years and all other information regarding such proposed nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and (v) all other information that would be required to be filed with the SEC if the person proposing such nomination were a participant in a solicitation subject to Section 14 of the Exchange Act. Nominations should be delivered to the Nominating and Governance Committee at the following address:

Gaming Partners International Corporation
c/o Corporate Secretary
1700 Industrial Road
Las Vegas, Nevada 89102-2620

        In considering possible candidates for election as a director, the Nominating and Governance Committee will consider such factors as overall business experiences, diversity, experience in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors, as well as any contractual obligations relating to the election of directors.

        The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees, as well as the overall composition of the Board of Directors, and recommend the slate of directors to be nominated for election at the Annual Meeting. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

        We have adopted a Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller, and a Code of Conduct, which applies to all of our directors and employees, to the fullest extent permitted under the applicable laws of the country where such employees are domiciled. If we make any amendments to the Code of Ethics or the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the codes to our directors or executive officers, we will disclose the nature of such amendment or waiver on our website at www.gpigaming.com.

Communications with the Board of Directors

        You can contact our Board of Directors or any of our directors by writing to them at the same address provided above for delivery of director nominations. At each Audit Committee meeting, the Secretary will present a summary of stockholder communications received since the last meeting, and will make the communications available to the applicable director or committee upon request. Employees and others who wish to contact the Board of Directors or any member of the Audit Committee anonymously to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using this address. All communications are confidential.

Recommendation of Our Board of Directors

        Our Board of Directors recommends that you vote "FOR" all the director nominees.

PROPOSAL 2—PROPOSAL TO AMEND THE 1994 DIRECTORS' STOCK OPTION PLAN

        Stockholders are being asked to approve the following amendments to the 1994 Directors' Stock Option Plan, as amended (Directors' Plan), which were adopted, subject to stockholder approval, by the Board of Directors on April 1, 2008:

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  Increase of Shares.    The proposed amendments would increase the total number of shares of common stock for which options may be granted under the Directors' Plan to 450,000, an increase of 100,000 shares.

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  Discretionary Stock Options.    The proposed amendments would allow the Board of Directors to grant discretionary stock options, covering up to 100,000 of the total 450,000 shares, to non-employee directors.

Purpose of the Directors' Plan

        The Directors' Plan is intended to promote the interests of the Company and its subsidiaries by offering members of the Board of Directors who are not employed as regular salaried officers or employees of the Company or any of its subsidiaries the opportunity to participate in a stock option plan in order to encourage the non-employee directors to take a long-term view of the affairs of the Company; to attract and retain highly qualified non-employee directors; and to aid in rewarding non-employee directors for their services to the Company.

        The principal terms of the Directors' Plan including the proposed amendments are summarized below. The following summary is qualified in its entirety by the full text of the Directors' Plan, as amended, which is attached as Appendix A to this proxy statement.

Description of Amendments

        The proposed amendments to the Directors' Plan would increase the number of shares of common stock for which options may be granted under the Directors' Plan from 350,000 to 450,000. Also, in addition to the non-discretionary matters administered by the Compensation Committee under the Directors' Plan including the non-discretionary initial grants and annual grants of options described below, the proposed amendments would provide for the granting of discretionary stock options by the Board of Directors. If approved, the discretionary options would be granted in the sole and absolute discretion of the Board of Directors; however, the total number of shares of common stock subject to discretionary options shall not exceed 100,000. Any shares not used for discretionary options would be available for non-discretionary options.

Administration

        The Compensation Committee or the Board of Directors administers the Directors' Plan; however, any actions or decisions by the Compensation Committee (other than grants of non-discretionary options) shall be subject to the approval of the Board of Directors. Neither the Compensation Committee nor the Board of Directors shall have any discretion to determine or vary any matters which are fixed under the Directors' Plan. Fixed matters include, but are not limited to, the non-employee directors who will receive non-discretionary option grants, the number of shares of common stock subject to each such grant, the term of any option, and the means of acceptable payment for exercise of the option.

Terms of the Grants Under the Directors' Plan

        Eligible non-employee directors initially receive a one-time non-discretionary option to purchase 6,000 shares of common stock following such director's election to the Board of Directors. Thereafter, each such director receives a non-discretionary option to purchase 2,000 shares of common stock each year at the beginning of such directors' fourth year of service. In addition, on the anniversary of each such director's election or appointment to the Board of Directors such director also receives non-discretionary options to purchase 1,500 shares of common stock for serving on the Audit Committee, the Compliance Committee or the Compensation Committee for at least six months during the twelve months prior to the date of grant.

        Under the proposed amendments, the Board of Directors may grant discretionary options from time to time to non-employee directors, subject to and consistent with the provisions of the Directors' Plan. However, no non-employee director shall have any right or claim to be granted a discretionary option. The Board of Directors will have the discretion to: (i) select the non-employee directors, if any, to whom discretionary options may be granted, and (ii) determine the number of shares of common stock which are subject to a discretionary option.

        Without limiting the authority and discretion of the Board of Directors, the Compensation Committee will have the authority to make recommendations from time to time to the Board of Directors for the grant of discretionary options. The total number of shares of common stock which may be subject to discretionary options shall not exceed 100,000; provided, however, that (i) if a discretionary option expires, or is otherwise terminated prior to its exercise, the shares of common stock covered by such discretionary option immediately prior to such expiration or other termination shall continue to be available for grant as a discretionary option; and (ii) any shares of common stock not subject to discretionary options shall be available for grants as non-discretionary options.

        Under the terms of the Directors' Plan, the initial non-discretionary option grant is exercisable to the extent of vesting. The initial option vests over a three-year period, with one-third of the initial option vesting upon each anniversary of such non-employee directors' election to the Board of Directors. Annual non-discretionary option grants and the proposed discretionary option grants are fully vested upon grant, but are only exercisable six months and one day from the date of grant. Unless special circumstances exist, each option expires on the earlier of the tenth anniversary of the date of its grant or nine months after the non-employee director ceases to be a director for any reason other than death or two years after the non-employee director ceases to be a director due to his death. The option exercise price is the closing price of the Company's common stock on the date such option is granted.

Number of Shares Subject to the Directors' Plan

        The Directors' Plan, prior to the proposed amendments, provided for the issuance of options covering a total of 350,000 shares of common stock, of which 103,000 options for shares of common stock have been exercised. As of March 31, 2008, options for a total of 57,000 shares of common stock were issued and outstanding under the Directors' Plan and options covering 190,000 shares of common stock were available for future grants under the Directors' Plan. The proposed amendments would increase this number to 290,000 shares of common stock available for future grants.

Federal Income Tax Consequences

        The federal income tax consequences of the Directors' Plan under current federal law, which is subject to change, are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences or tax consequences for non-U.S. persons.

        The options granted under the Directors' Plan are "non-qualified stock options" and do not qualify as incentive stock options for U.S. federal income tax purposes. In general, non-employee directors will not realize taxable income upon the grant of a non-qualified stock option, and the Company will generally not be entitled to a deduction. Upon exercise of a non-qualified stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the non-employee director as ordinary income. The amount included in the gross income of the non-employee director will also be deductible by the Company. The tax basis of shares acquired by the participant will be equal to the exercise price plus the amount includable in the gross income of the participant as ordinary income.

New Plan Benefits

        Only non-employee directors are eligible to receive option grants under the Directors' Plan. There are currently six non-employee directors who participate in the Directors' Plan. The closing price of the Company's common stock on March 31, 2008, was $6.89. No employees of the Company are eligible to participate in the Directors' Plan; therefore, no benefit will accrue to such persons. Although it is the present intention of the Board of Directors to grant discretionary options under the Directors' Plan to certain non-employee directors in 2008, no determination has been made as to the number of shares of Common Stock which will be subject to such discretionary options. Therefore, the benefits or amounts that will be received by or allocated to non-employee directors in 2008 under the Directors' Plan are not determinable. The following table sets forth the amount of all non-discretionary options previously received, and the non-discretionary options expected to be received in 2008, under the Directors' Plan by the current non-employee directors. Other than current and former non-employee directors of the Company, no other employee, executive officer, director, associate, person or group has received non-discretionary options at any time under the Directors' Plan.

1994 Directors' Stock Option Plan

Name and Position	All Non-Discretionary Options Previously Received	Non-Discretionary Options to be Received in 2008	Total
Elisabeth Carrette, Director Nominee	6,000	—	6,000
Eric P. Endy, Director Nominee	2,000	2,000	4,000
Alain Thieffry, Director Nominee	19,500	3,500	23,000
Robert J. Kelly, Director Nominee	10,500	4,500	15,000
Charles R. Henry, Director Nominee	7,500	1,500	9,000
Martin A. Berkowitz, Director Nominee	6,000	3,000	9,000
Current Non-Employee Director Group (6 persons)	51,500	14,500	66,000

Recommendation of Our Board of Directors

        Our Board of Directors recommends that you vote "FOR" the approval of amendments to the Directors' Plan.

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Moss Adams LLP (Moss Adams) was our independent registered public accounting firm for the year ended December 31, 2007, and has reported on our consolidated financial statements in the annual report that accompanies this proxy statement. Our independent registered public accounting firm is appointed by our Audit Committee. The Audit Committee intends to reappoint Moss Adams as our independent registered public accounting firm for the year ending December 31, 2008. A representative of Moss Adams will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions. In the event that the stockholders do not approve Moss Adams as our independent registered public accounting firm, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

Recommendation of Our Board of Directors

        Our Board of Directors recommends that you vote "FOR" the ratification of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary			Bonus		Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation			Total
Gerard P. Charlier, Chief Executive Officer and President	2007 2006	$ $	288,034 244,325	(1) (1)		— —	— —	— —	— —	— —	$ $	56,754 62,343	(3) (4)	$ $	344,788 306,668
David W. Grimes, Chief Financial Officer	2007 2006	$ $	172,308 4,308	(2) (2)		— —	— —	— —	— —	— —	$ $	13,737 300	(5) (6)	$ $	186,045 4,608
Laura McAllister Cox, Chief Legal and Gaming Compliance Officer	2007 2006	$ $	206,000 200,000		$ $	10,000 7,692	— —	— —	— —	— —	$ $	13,806 11,982	(7) (8)	$ $	229,806 219,674

(1)
Mr. Charlier is President and CEO of GPIC; he received an annual salary of $100,000 from GPI USA until September 12, 2007, at which time his salary was increased to $200,000. He also received an annual salary of 115,000 euros ($157,624) from GPI SAS. In 2006, he received an annual salary of $100,000 from GPI USA and 115,000 euros ($144,325) from GPI SAS. To the extent applicable, the conversion of euros into U.S. dollars in this proxy statement has been calculated at the average exchange rate at the end of each applicable fiscal year.

(2)
Mr. Grimes was appointed as the CFO effective December 7, 2006. The 2006 amount reflects the portion of his $160,000 annual salary paid during the 2006 fiscal year. Mr. Grimes received a salary increase to $180,000 in May 2007.

(3)
This amount reflects housing in the United States of $20,991, automobile expenses in the United States of $1,213, insurance (health, dental and life) in the United States of $4,692, housing expenses in France of 7,749 euros ($10,621), automobile expenses in France of 12,397 euros ($16,992), and medical insurance in France of 1638 euros ($2,245).

(4)
This amount reflects housing in the United States of $19,555, tax preparation expenses in the United States of $1,500, automobile expense in the United States of $1,113, insurance (health, dental and life) in the United States of $4,461, housing expense in France of 12,960 euros ($16,265), automobile expenses in France of 13,953 euros ($17,511), and medical insurance in France of 1,544 euros ($1,938).

(5)
This amount reflects $7,200 in automobile expense allowance, $4,885 of insurance (health, dental, vision and life) and 401(k) match of $1,652.

(6)
This amount reflects automobile expense of $300.

(7)
This amount reflects $7,200 in automobile expense allowance, $2,046 of insurance (dental, vision and life) and 401(k) match of $4,560.

(8)
This amount reflects $7,200 in automobile expense allowance, $1,053 of insurance (dental, vision and life) and 401(k) match of $3,729.

Employment Agreements

        We have an employment agreement with Gerard P. Charlier which was entered into effective September 12, 2007. Unless sooner terminated pursuant to its terms, the term of the agreement is two years. Under the agreement, Mr. Charlier will serve as the President and Chief Executive Officer of Gaming Partners International Corporation and its existing subsidiaries. Among other things, the agreement provides for an annual salary, a monthly housing allowance, the use of an automobile leased by us, participation in benefits plans which we customarily make available to our employees, and reimbursement for reasonable expenses incurred pursuant to his employment. Under the terms of the agreement, Mr. Charlier is subject to a two-year non-compete after the termination of his employment with us for any reason.

        Pursuant to a letter agreement dated November 20, 2006, David W. Grimes serves as our Chief Financial Officer. Among other things, the letter agreement provides for an annual salary, a monthly automobile allowance, participation in benefits plans which we customarily make available to our employees, and reimbursement for reasonable expenses incurred to do business on our behalf. Mr. Grimes is an "at will" employee.

        See "Potential Payments Upon Termination" for a discussion of the benefits and payments Mr. Charlier and Mr. Grimes may receive upon their retirement or termination of employment, as applicable.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Gerard P. Charlier	100,000	—	—	$3.40	12/31/10
Gerard P. Charlier	200,000	—	—	$3.40	9/12/12
David W. Grimes	—	—	—	—	—
Laura McAllister Cox	—	—	—	—	—

Potential Payments upon Termination

        Pursuant to his employment agreement, if we terminate Mr. Charlier's employment for any reason other than death, permanent disability or cause, we must continue to pay Mr. Charlier's salaries at the rate in effect on September 1, 2007 (U.S. $100,000 and 115,000 euros) for 24 months from the date of termination, and to provide him with medical and dental benefits for the same period. "Cause" is defined as a willful and continued failure to substantially perform his duties, willful misconduct materially injurious to the Company (monetarily or otherwise), a conviction of, or plea of nolo contendere to, a felony, or a breach of the confidentiality, non-competition or non-solicitation provisions of the employment agreement. "Permanent Disability" is defined as a failure to perform his duties on a full-time basis for 90 consecutive calendar days due to physical or mental illness, unless 30 days after a notice of termination is given Mr. Charlier has returned to full-time performance of his services.

        Pursuant to a letter provided to David W. Grimes, our Chief Financial Officer, we have agreed to pay Mr. Grimes a severance payment equal to three months of his salary if we terminate his employment without cause.

        Pursuant to a letter provided to Laura McAllister Cox, our Chief Legal and Gaming Compliance Officer, and a resolution of the Board of Directors, we have agreed to pay Ms. McAllister Cox a severance payment equal to six months of her salary if we terminate her employment without cause or if she voluntarily resigns her employment upon at least three months' prior notice.

Director Compensation Table

Name	Fees Earned		Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Elisabeth Carrette	$22,150		—	$16,660	(4)	—	—	—	$38,810
Paul S. Dennis(1)	$21,350		—	—		—	—	—	$21,350
Eric P. Endy	$7,400	(3)	—	$7,619	(5)	—	—	—	$15,019
Alain Thieffry	$27,600		—	$22,791	(6)	—	—	—	$50,391
Robert J. Kelly	$43,200		—	$75,660	(7)	—	—	—	$118,860
Charles R. Henry	$34,700		—	$53,457	(8)	—	—	—	$88,157
Martin A. Berkowitz(2)	$14,200		—	$8,095	(9)	—	—	—	$22,295

(1)
Mr. Dennis's term as a director expired on August 8, 2007.

(2)
Mr. Berkowitz was elected as a director on August 8, 2007.

(3)
Mr. Endy received $164,675 under his employment contract which expired September 12, 2007 and $7,400 in fees as a director in the 4th quarter of 2007.

(4)
Based upon options to purchase 6,000 shares issued on January 27, 2005 and vesting over three years.

(5)
Based upon options to purchase 2,000 shares issued and vested on December 22, 2007.

(6)
Based upon options to purchase 3,500 shares issued and vested on September 12, 2007.

(7)
Based upon options to purchase 6,000 shares issued on February 15, 2006 and vesting over 3 years and options to purchase 4,500 shares issued and vested on February 15, 2007.

(8)
Based upon options to purchase 6,000 shares issued on June 30, 2006 and vesting over three years and options to purchase 1,500 shares issued and vested on June 30, 2007.

(9)
Based upon options to purchase 6,000 shares issued on August 8, 2007 and vesting over three years.

        Directors who are not employees or consultants receive an annual fee of $18,000, plus $1,400 for attending in person (or $750 for participating by telephone) for each regular Board of Directors meeting and each Audit Committee meeting, and $500 for attending (either in person or by telephone) each other non-regular or special board or committee meeting. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board of Directors and committee meetings.

        Each non-employee director also receives non-qualified options under the Directors' Plan as discussed in Proposal 2 above.

        Our non-employee directors who are currently eligible to participate in the Directors' Plan are Martin A. Berkowitz, Elisabeth Carrette, Eric P. Endy, Charles R. Henry, Robert J. Kelly and Alain Thieffry. Directors who are also employed as regular salaried officers or employees do not receive any fees or additional remuneration to serve on our Board of Directors or its committees.

        The directors realize value from their stock options only when exercised, and only to the extent that the price of our common stock on the exercise date exceeds the price of our common stock on the grant date.

OTHER INFORMATION

Executive Officers

        The following table sets forth the name, age and current office of our executive officers who do not also serve on our Board of Directors. Following the table are descriptions of all positions held by each individual and the business experience of each individual for at least the past five years.

Name	Age	Title
David W. Grimes	49	Chief Financial Officer
Laura McAllister Cox	48	Chief Legal and Gaming Compliance Officer
Gay A. Nordfelt	58	Secretary

        David W. Grimes has been Chief Financial Officer of the Company since December 2006. From 1998 through 2006, Mr. Grimes served as Vice President at Artemis International, Inc., a provider of specialized natural colors and nutraceutical products. Between 1995 and 1998, he served as Chief Financial Officer and then as President and Chief Executive Officer of WFI Industries Ltd., a publicly-traded manufacturer of residential and commercial geothermal heating and air conditioning systems. Between 1988 and 1995, he served as Chief Financial Officer and Treasurer of Patton Electric Company, Inc., a manufacturer of fans, portable heaters and humidifiers, and, between 1986 and 1988, as a financial analyst at Unisys Corporation. Mr. Grimes received a Master of Business Administration from Harvard Business School and a Master of Accounting Science and a Bachelor of Science in accountancy from the University of Illinois.

        Laura McAllister Cox, an attorney at law licensed to practice in New Jersey and Pennsylvania, has been Chief Legal and Gaming Compliance Officer for the Company since December 2003. Previously, Ms. McAllister Cox was an attorney for 16 years with the Atlantic City law firm of Cooper Levenson April Niedelman & Wagenheim, P.A. and became a partner of the firm in 1996. A member of the Cooper Levenson Casino Law Department, Ms. McAllister Cox represented casino operators, gaming manufacturers and distributors, and casino employees in all aspects of regulatory, licensing and litigation matters. As part of her practice, Ms. McAllister Cox handled gaming regulatory matters for GPI SAS since 1997, for the former Bud Jones Company since 2000 and for GPIC since 2002. Ms. McAllister Cox holds a Bachelor of Arts in Urban Studies from the University of Tennessee (1980) and a Juris Doctorate from Rutgers University School of Law (1987).

        Gay A. Nordfelt has been Secretary of the Company since December 2006. Ms. Nordfelt has served as Executive Secretary to Gerard P. Charlier since December 2001. She has thirty years of experience in secondary and post-secondary business education and administration and she worked as an adjunct business instructor at Utah Valley State College from 1984 to 2001. Ms. Nordfelt received an undergraduate degree in English and business education from Weber State University and a Master of Business Education Administrative Management and Organizational Behavior from Brigham Young University.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

        The following table sets forth information as of March 17, 2008, (except where another date is indicated) with respect to the beneficial ownership of our common stock by each of our executive officers and directors, and all of our executive officers and directors as a group. As of March 17, 2008, other than as listed below, we were not aware of any person beneficially owning more than 5% of our outstanding common stock. We have no other class of equity securities outstanding. There are no family relationships between any of our directors or executive officers.

Name of Beneficial Owner	Ownership	Options/Warrants Exercisable Within 60 Days	Beneficial Ownership(1)		Percent of Class(2)
Executive Officers and Directors:
Elisabeth Carrette	3,993,318	6,000	3,999,318	(3)	49.32%
Gerard P. Charlier	570,384	300,000	870,384	(4)	10.36%
Eric P. Endy	272,282	—	272,282	(5)	3.36%
Alain Thieffry	9,000	10,500	19,500	(6)	0.24%
Robert J. Kelly	—	8,500	8,500		0.10%
Charles R. Henry	—	5,000	5,000		0.06%
Martin A. Berkowitz	—	—	—		0.00%
Laura McAllister Cox	—	—	—		0.00%
David W. Grimes	—	—	—		0.00%
All executive officers and directors as a group (9 persons)	4,844,984	330,000	5,174,984		61.36%

(1)
Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of March 17, 2008.

(2)
Any securities not outstanding which are subject to options, warrants or conversion privileges exercisable within 60 days of March 17, 2008, are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person. Unless otherwise noted, the persons identified in this table have sole voting and investment power with regard to the shares beneficially owned.

(3)
Includes: (i) 3,973,216 shares held by Holding Wilson, S.A., of which the Estate of Francois Carrette is the principal stockholder; (ii) 19,750 shares held by the Estate of Francois Carrette; and (iii) 6,000 options to purchase common stock granted pursuant to the 1994 Directors' Stock Option Plan currently held by Mrs. Carrette.

(4)
Includes 703 shares held by Mr. Charlier's spouse.

(5)
Includes (i) 235,924 shares held by The Paul S. Endy, Jr. Living Trust, of which Eric P. Endy is the sole trustee and beneficiary, (ii) 18,000 shares held by trusts established for the benefit of Mr. Endy's family, and (iii) 6,000 shares held by his spouse.

(6)
Does not include 3,973,216 shares held by Holding Wilson, S.A., of which Mr. Thieffry is the President of the Executive Board. Mr. Thieffry disclaims beneficial ownership of all shares held by Holding Wilson, S.A.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2007, about our equity compensation plans under which our equity securities are authorized for issuance.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	352,500	(1)	$5.35	194,500	(2)(3)
Equity compensation plans not approved by security holders	None		None	None

Total	352,500		$5.35	194,500

(1)
Reflects outstanding stock options to purchase 300,000 shares of common stock granted under our 1994 Long-Term Incentive Plan, and stock options to purchase 52,500 shares of common stock granted under our 1994 Directors' Stock Option Plan.

(2)
These shares were available for future issuance under our 1994 Directors' Stock Option Plan.

(3)
Subject to filing S-8 with the Securities Exchange Commission.

        We have stock option programs, which consist of the Incentive Plan and the Directors' Plan. The Incentive Plan provides for the grant of stock options to executive officers, key employees, outside consultants and employee-directors. On July 29, 1996, the Board of Directors amended and the stockholders subsequently approved an increase in the aggregate shares issuable under the Incentive Plan to 1,000,000 from 500,000 shares. In general, an initial option grant under the Incentive Plan vests over a four year period, with one-fourth of the option grant vesting at the end of each year, however, the vesting schedule for individual participants may vary. The options granted under the Incentive Plan expire 10 years after the date of the grant. The Incentive Plan expired on January 30, 2004, except as to the stock options outstanding on that date. None of the options can be granted at less than the fair market value of our common stock on the date of grant.

        For an explanation of the material features of the Director's Plan see Proposal 2 above.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors, and stockholders holding more than ten percent of the class of stock are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all reports required under Section 16(a) filing requirements were filed as required, with the exception of certain reports on Form 4, which were inadvertently filed late by: (1) Eric P. Endy with respect to a Form 4 for a transaction on December 22, 2007, (2) Alain Thieffry with respect to a Form 4 for a transaction on September 12, 2007, (3) Martin A. Berkowitz with respect to a Form 3 for an appointment on August 8, 2007, (4) Charles R. Henry with respect to a Form 4 for a transaction on June 30, 2007, and (5) Eric P. Endy with respect to a Form 4 for a transaction on December 29, 2006.

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY SAID DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to Gaming Partners International Corporation's audited consolidated financial statements for the fiscal year ended December 31, 2007.

        The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. The Audit Committee has discussed with Moss Adams LLP (Moss Adams), the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements. The Audit Committee has also received written disclosures and the letter from Moss Adams required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from the Company and its related entities, and has discussed with Moss Adams their independence from the Company.

        The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Berkowitz meets the definition of an audit committee financial expert as set forth in Item 407(d)(5)(ii) of SEC Regulation S-K.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

March 28, 2008	AUDIT COMMITTEE
Robert J. Kelly, Chairman
Martin A. Berkowitz
Charles R. Henry

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        On July 13, 2006, the Company retained Moss Adams LLP (Moss Adams) as its new independent registered public accounting firm. The Audit Committee approved the selection of Moss Adams as a better fit for the Company's size and structure. The Company had not previously consulted with Moss Adams regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

        Effective July 12, 2006, the Company dismissed Deloitte & Touche LLP (D&T) as its independent registered public accounting firm. The Audit Committee approved of the change in auditors.

        D&T's reports on the Company's consolidated financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audit of the Company's consolidated financial statements for the years ended December 31, 2005 and 2004 and the subsequent interim period through the date of the termination, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused them to make reference thereto in connection with their reports on the consolidated financial statements for such years.

        During the years ended December 31, 2005 and 2004, and through July 12, 2006, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, except as follows: In connection with the performance of its audit of the Company's consolidated financial statements for the year ended December 31, 2005, D&T reported to management and the Audit Committee a material weakness in internal control regarding the design and operating effectiveness of controls over share-based payment accounting. Specifically, D&T reported that the controls in place were not adequate to insure that the proper accounting treatment was used for stock options granted to the Company's Chief Executive Officer, which contained vesting provisions conditioned on the Company attaining a specific performance target. The Audit Committee discussed the subject matter of this material weakness with D&T. The Company authorized D&T to respond to the inquiries of Moss Adams concerning any reported deficiencies.

        The foregoing disclosures were previously reported in a Form 8-K that the Company filed with the SEC on July 18, 2006. The Company provided D&T with a copy of the disclosure prior to the time the Form 8-K was filed with the SEC, and requested that D&T furnish the Company a letter addressed to the SEC stating whether it agreed with the statements made by the Company in the Form 8-K and, if not, stating the respects in which it did not agree. A copy of the letter, dated July 18, 2006, furnished by D&T in response to that request was filed as Exhibit 16.1 to the Form 8-K.

Pre-Approval Policies and Procedures

        The Audit Committee is responsible for reviewing and approving, in advance, all audit and non-audit services of the independent registered public accounting firm. The Audit Committee approved the engagement of Moss Adams to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year 2007 and to provide certain non-audit services to the Company and its subsidiaries. None of the engagements pre-approved by the Audit Committee during 2007 made use of the de minimus exception to pre-approval contained in the applicable rules of the SEC.

Principal Accountant Fees and Services

        The following table shows the fees for professional audit services provided by Moss Adams for the Fiscal Year ended December 31, 2007, and Moss Adams and D&T for the fiscal year December 31, 2006, for the audit of our annual consolidated financial statements and the fees billed for other services rendered during those periods.

	December 31, 2007	December 31, 2006
Audit Fees(1)	$481,134	$515,125
Audit-Related Fees(2)	—	—
Tax Fees(3)	54,265	114,399
All Other Fees	—	—

Total	$535,399	$629,524

(1)
Fees for the professional services rendered for the audit of GPIC's annual consolidated financial statements, review of consolidated financial statements included in our 10-Q filings, and services normally provided in connection with statutory and regulatory filings or engagements. The 2007 fees were all paid to Moss Adams. The 2006 fees include fees for Moss Adams of $488,825 and fees for D&T of $26,300 for first quarter review. In addition, Mazars rendered audit services resulting in fees totaling 120,810 euros ($165,599) and 60,278 euros ($75,649) for the fiscal years ended December 31, 2007 and 2006, respectively.

(2)
Fees for assurance and related services that are reasonably related to the performance of the audit or review of GPIC's financial statements. There were no audit-related fees for either 2007 or 2006.

(3)
Fees for professional services rendered with respect to tax compliance, tax advice and tax planning. This includes preparation of tax returns, claims for refunds, payment planning and tax law interpretation. The 2007 fees were all paid to Moss Adams. The 2006 fees include fees for Moss Adams of $3,370 and fees for D&T of $111,029.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

        We lease two manufacturing facilities totaling 66,500 square feet located in San Luis Rio Colorado, Mexico from an entity controlled by the family of the General Manager of GPI Mexicana. The lease runs through April 2009 at the monthly rent amount of approximately $0.35 per square foot or $23,300. If we elect, at our discretion, to use more or less square footage, our rent will be increased or decreased accordingly on a pro rata basis Also, in the second quarter of 2006, we began renting, on a month-to-month basis, a residential property from the General Manager's brother at approximately $800 per month.

        An employee of our manufacturing facility in Mexico owns and operates a small independent machine shop. In 2007 we used his machine shop to build small metal parts. For the fiscal year ended December 31, 2007, GPI USA paid this business approximately $41,000.

        Neither of these employees is a director nor an executive officer. The charter of the Audit Committee of the Board of Directors requires the Audit Committee to review and approve related party transactions involving our directors and executive officers.

Indemnification of Directors and Officers

        We have provided for indemnification to the fullest extent permitted by the provisions of Nevada law in our Articles of Incorporation and Bylaws. In addition, we have contractually agreed to indemnify each present and former director as of the closing date of the combination with B&G against any claim arising out of or pertaining to any matter existing or occurring at or prior to the closing date of the combination, whether asserted or claimed prior to, at or after such closing date, to the fullest extent permitted under Nevada law and our Articles of Incorporation or Bylaws then in effect. We also maintain a directors' and officers' liability insurance policy. We have agreed to maintain for a period of six years after the combination a directors' and officers' liability insurance policy covering those persons who were covered as of the date of the combination with coverage at least as favorable as the then existing coverage.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        We must receive stockholder proposals intended to be presented at our next annual meeting of stockholders prior to December 13, 2008, to be considered for inclusion in our proxy statement relating to that meeting. If we change the date of our next annual meeting by more than 30 days from the date of this year's annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials for the next annual meeting. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials. Our Nominating and Governance Committee will review any proposals from eligible stockholders that it receives by that date and will make a recommendation to the Board of Directors whether any such proposals will be included in our proxy solicitation material.

GENERAL

        Our 2007 Annual Report on Form 10-K, containing audited consolidated financial statements but without exhibits, accompanies this proxy statement. The Form 10-K as filed with the SEC including exhibits is available on our website at www.gpigaming.com. Stockholders may also obtain a copy of the Form 10-K, without charge, upon written request to:

Gaming Partners International Corporation
Attn: Corporate Secretary
1700 Industrial Road
Las Vegas, Nevada 89102-2620
Fax: (702) 598-2494

        As of the date of this proxy statement, our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the Annual Meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

By Order of the Board of Directors

Gay A. Nordfelt Secretary
Las Vegas, Nevada April 9, 2008

Appendix A

GAMING PARTNERS INTERNATIONAL CORPORATION
1994 DIRECTORS' STOCK OPTION PLAN

Adopted by the Board of Directors January 31, 1994
Revised by the Board of Directors August 24, 1994
Approved by the Stockholders October 5, 1994
Revised by the Board of Directors July 29, 1996
Further Revised by the Board of Directors September 24, 1999
Further Revised by the Board of Directors September 12, 2002
Approved by the Stockholders October 29, 2003
Further Revised by the Board of Directors June 25, 2007
Approved by the Stockholders August 8, 2007
Further Revised by the Board of Directors April 1, 2008
Approved by the Stockholders                                    , 2008

1. Purpose

        The Gaming Partners International Corporation 1994 Directors' Stock Option Plan (the "Plan") is intended to promote the interests of Gaming Partners International Corporation (the "Corporation") and its subsidiaries by offering members of the Board of Directors of the Corporation who are not employed as regular salaried officers or employees of the Corporation or any of its subsidiaries (hereinafter referred to as "Non-Employee Directors" or "Optionees") the opportunity to participate in a stock option plan in order to encourage Non-Employee Directors to take a long term view of the affairs of the Corporation; to attract and retain highly qualified Non-Employee Directors; and to aid in rewarding Non-Employee Directors for their services to the Corporation.

2. Administration

        The Plan shall be administered by the Compensation Committee (the "Committee"), selected by and serving at the pleasure of the Corporation's Board of Directors (the "Board"), or by the Board. The Committee or the Board shall not have any discretion to determine or vary any matters which are fixed under the terms of the Plan including, without limitation, which individuals shall receive option awards, how many shares of the Corporation's stock shall be subject to each such option award, what the exercise price of stock covered by an option shall be, and what means of payment shall be acceptable; provided, however, that notwithstanding the foregoing or any other provision of the Plan, the Board shall have the authority to make the grants and other related determinations pursuant to Section 5.2 of the Plan.

        The Committee or the Board shall have the authority to otherwise interpret the Plan and make all determinations necessary or advisable for its administration.

        Any actions or decisions by the Committee under the Plan (other than grants of Non-Discretionary Options pursuant to Section 5.1 below) shall be subject to the approval of the Board.

3. Eligibility

        Only Non-Employee Directors, who are not participants in the Corporation's 1994 Long Term Incentive Plan, will be eligible to be granted awards.

4. Stock Subject to the Plan

        The stock from which awards may be granted shall be the Corporation's $.01 par value Common Stock ("Common Stock"). When options are exercised, the Corporation may either issue authorized but unissued shares of Common Stock or transfer issued shares of Common Stock held in its treasury. The total number of shares of Common Stock which may be granted as stock options shall not exceed 450,000. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such an option immediately prior to such expiration or other termination shall continue to be available for grant under the Plan.

5. Grant and Amount of Options

  5.1 Non-Discretionary Options

        The date of grant of the initial option ("Initial Option") for a Non-Employee Director commencing his or her term shall be the date that he or she becomes a member of the Board of Directors ("Commencement Date"). The Initial Option grant shall be to purchase 6,000 shares of Common Stock (subject to vesting per Section 6.2 and to adjustment per Section 7).

        Annual awards of options ("Annual Options" or individually an "Annual Option") shall be granted beginning on the anniversary of the Commencement Date, and continuing each year thereafter. An Annual Option will be to purchase: (i) prior to the third anniversary of the Commencement date, 1,500 shares of Common Stock for each of the following Board committees on which the Non-Employee Director served for a period of at least six months during the twelve months prior to the date of grant: (A) Audit Committee; (B) Compliance Committee; and (C) Compensation Committee; and (ii) on the third anniversary of the Commencement Date, and each year thereafter, an additional 2,000 shares of Common Stock (all grant amounts subject to adjustment per section 7). The Initial Option and the Annual Options are collectively referred to herein as "Non-Discretionary Options."

  5.2 Discretionary Options

        Notwithstanding any provision of the Plan to the contrary, in addition to the Non-Discretionary Options, the Board shall have the authority to grant options from time to time in its sole and absolute discretion ("Discretionary Options") to Non-Employee Directors pursuant to this Section 5.2. No Non-Employee Director shall have any right or claim to be granted a Discretionary Option. Subject to and consistent with the provisions of the Plan, the Board is authorized in its sole and absolute discretion to:

  (i)
  Select the Non-Employee Directors, if any, to whom Discretionary Options may be granted; and

  (ii)
  Determine the number of shares of Common Stock which are subject to a Discretionary Option.

Without in any manner limiting the authority and discretion of the Board as provided herein, the Committee shall have the authority to make recommendations from time to time to the Board for the grant of Discretionary Options. The total number of shares of Common Stock which may be subject to Discretionary Options shall not exceed 100,000; provided, however, that (i) if a Discretionary Option expires, or is otherwise terminated prior to its exercise, the shares of Common Stock covered by such Discretionary Option immediately prior to such expiration or other termination shall continue to be available for grant under this Section 5.2 as a Discretionary Option; and (ii) any shares of Common Stock not subject to Discretionary Options shall be available for grants as Non-Discretionary Options. The Non-Discretionary Options and the Discretionary Options are collectively referred to herein as "options."

6. Terms and Conditions of Options

        Options shall be designated non-statutory options or not qualified as Incentive Stock Options under Section 422(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be evidenced by written instruments approved by the Committee or the Board. Such instruments shall conform to the following terms and conditions:

  6.1 Option price

        The option price shall be the fair market value of the shares of Common Stock under option on the date such option is granted. The fair market value per share shall be the last reported sale price of the stock on such date on the Nasdaq National Market, or on such other stock exchange that the Common Stock may be listed from time to time. The option price shall be paid (i) in cash or (ii) in shares of Common Stock, including Common Stock underlying the option being exercised, having a fair market value equal to such option price or (iii) in a combination of cash and shares of Common Stock, including Common Stock underlying the option being exercised. The fair market value of shares of Common Stock delivered to the Corporation pursuant to the immediately preceding sentence shall be determined on the basis of the last reported sale price of the Common Stock on the Nasdaq National Market on the day of exercise or, if there was no such sale price on the day of exercise, on the day next preceding the day of exercise on which there was such a sale.

  6.2 Vesting, exercise and term of options

        The Initial Option shall be exercisable to the extent of vesting. The Initial Option shall vest over a three year period, with one-third of the Initial Option (2,000 shares) vesting upon each anniversary of the Commencement Date. Annual Options and Discretionary Options shall be fully vested upon grant, but shall only be exercisable six months and one day from the date of grant.

        Except in special circumstances, each option shall expire upon the tenth anniversary of the date of its grant or such earlier date as provided in Section 6.3 below.

        After becoming exercisable, each option shall remain exercisable until the expiration or termination of the option. After becoming exercisable an option may be exercised by the Optionee from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. The Committee or the Board may provide that payment of the option exercise price may be made following delivery of the certificate for the exercised shares.

        Upon the exercise of an option, the purchase price will be payable in full in cash or Common Stock as provided in Paragraph 6.1. Any shares of Common Stock so assigned and delivered to the Corporation in payment or partial payment of the purchase price will be valued at Fair Market Value on the exercise date. Upon the exercise of a non-qualified stock option, the Corporation shall withhold from the shares of Common Stock to be issued to the eligible Optionee the number of shares necessary to satisfy the Corporation's obligation to withhold Federal taxes, such determination to be based on the shares' Fair Market Value on the date of exercise.

  6.3 Termination of Directorship

        If an Optionee ceases for any reason including death or resignation to be a director: (A) all options granted to such Optionee and vested on the date of termination of Directorship shall expire on the earliest of (i) the tenth anniversary after the date of grant, (ii) nine months after the day such Optionee ceases to be a director for any reason other than death, or (iii) two years after the day such Optionee ceases to be a director due to his death; and (B) all options granted to such Optionee which are unvested shall expire.

  6.4 Exercise upon death of optionee

        If an Optionee dies, the option may be exercised, to the extent provided in Section 6.3, by the Optionee's estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution. The Committee or the Board may approve all cash payments to the estate of an Optionee if circumstances warrant such a decision.

  6.5 Assignability

        No option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and during the lifetime of the Optionee the option shall be exercisable only by such Optionee.

7. Capital Adjustments

        The number and price of shares of Common Stock covered by each award of options and the total number of shares that may be granted under the Plan shall be proportionally adjusted to reflect, subject to any required action by the stockholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

8. Change of Control

        Notwithstanding the provisions of Section 7, in the event of a change of control, all vesting on all unexercised stock options will accelerate to the change of control date. For purposes of this Plan, a "Change of Control" of the Corporation shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), not including Paul S. Endy, or his heirs or assigns, or the Paul S. Endy, Jr. Living Trust, or its beneficiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25.0% or more of the combined voting power of the Corporation's outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at least a majority of the directors comprising the Incumbent Board, or whose nomination for election was approved by a majority of the Board of Directors of the Corporation serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as if he or she were a member of the Incumbent Board; or (c) merger, consolidation or sale of all or substantially all the assets of the Corporation occurs, unless such merger or consolidation shall have been affirmatively recommended to the Corporation's stockholders by a majority of the Incumbent Board; or (d) a proxy statement soliciting proxies from stockholders of the Corporation by someone other than the current management of the Corporation seeking stockholder approval of a plan or reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the outstanding shares of the Corporation's securities are actually exchanged for or converted into cash or property or securities not issued by the Corporation unless the reorganization, merger or consolidation shall have been affirmatively recommended to the Corporation's stockholders by a majority of the Incumbent Board.

9. Approvals

        The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from all regulatory agencies from which approval is required, including gaming regulatory agencies, and upon obtaining stockholder ratification of the Plan.

10. Effective Date of Plan

        The effective date of the Plan is January 31, 1994.

11. Term: Amendment of Plan

        This Plan shall expire on January 31, 2014 (except to options outstanding on that date). The Board may terminate the Plan at any time. The Board may amend the Plan at any time, provided however, the provisions of Section 5 pertaining to the amount of options to be granted and the timing of such option grants and the provisions of Paragraph 6.1 pertaining to the option price of the Common Stock under option shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder. Further provided however, that, without the approval of the holders of a majority of the outstanding shares of Common Stock; the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 7); the provisions of Section 3 regarding eligibility may not be modified; the purchase price at which shares may be offered pursuant to options may not be reduced (except by adjustment pursuant to Section 7); and the expiration date of the Plan may not be extended and no change may be made which would cause the Plan not to comply with Rule 16b-3 of the Exchange Act, as amended from time to time. No action of the Board or stockholders, however, may, without the consent of an Optionee, alter or impair such Optionee's rights under any option previously granted.

12. Withholding Taxes

        The Corporation shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason of payments or the issuance of shares of Common Stock under the Plan. Whenever under the Plan, shares of Common Stock are to be delivered upon exercise of an option, the Committee or the Board shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other government withholding tax requirements related thereto.

13. Plan Not a Trust

        Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and any Optionee, the executor, administrator or other personal representative, or designated beneficiary of such Optionee, or any other persons. If and to the extent that any Optionee or such Optionee's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Corporation pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

14. Notices

        Each Optionee shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, Common Stock and cash pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Optionee furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

15. Severability of Provisions

        If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

16. Payment to Minors, etc.

        Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Corporation and other parties with respect thereto.

17. Headings and Captions

        The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18. Controlling Law

        This Plan shall be construed and enforced according to the laws of the State of Nevada to the extent not preempted by federal law, which shall otherwise control.

GAMING PARTNERS INTERNATIONAL CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 9, 2008
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Gaming Partners International Corporation (the Company) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K in connection with the Annual Meeting of the Company to be held at Gaming Partners International Corporation, 1700 Industrial Road, Las Vegas, Nevada, on Friday, May 9, 2008, at 9:00 o'clock in the morning, Pacific Daylight Time, and hereby appoints Gerard P. Charlier and David W. Grimes and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said Annual Meeting and at any adjournment thereof. The proxies are instructed to vote as specified on the reverse side hereof:

(Continued and to be signed on the reverse side)
ANNUAL MEETING OF STOCKHOLDERS OF
GAMING PARTNERS INTERNATIONAL CORPORATION
May 9, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
\/ Please detach along perforated line and mail in the envelope provided. \/

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:		FOR	AGAINST	ABSTAIN
1. ☐ ☐ ☐	Election of Directors: FOR ALL NOMINEES WITHOUT AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	☐ ☐ ☐ ☐ ☐ ☐ ☐	Martin A. Berkowitz Elisabeth Carrette Gerard P. Charlier Eric P. Endy Charles R. Henry Robert J. Kelly Alain Thieffry	2. 3. 4.	APPROVAL OF AMENDMENTS TO
THE 1994 DIRECTORS' STOCK
OPTION PLAN.

RATIFICATION OF THE APPOINT-
MENT OF MOSS ADAMS LLP AS
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2008.

IN THEIR DISCRETION, UPON SUCH
OTHER MATTER AS MAY
PROPERLY COME BEFORE THE
	ANNUAL MEETING.	☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
The shares represented by this proxy will be voted as specified. If no specification is made, the shares represented by this proxy will be voted in favor of the nominee listed, and in the discretion of the proxies, on other matters that may properly come before the annual meeting.

Signature of Stockholder	Date

Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—PROPOSAL TO AMEND THE 1994 DIRECTORS' STOCK OPTION PLAN
PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
OTHER INFORMATION
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
GENERAL
  Appendix A